Microfilm Number ______________________      Filed with the Department of
State on

Entity Number _________________________      _____________________________
                                             Secretary of the Commonwealth



      STATEMENT WITH RESPECT TO SHARES-DOMESTIC BUSINESS CORPORATION
                           DSCB:15-1522 (Rev 90)


In compliance with the requirements of 15 Pa.C.S. Section 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:



1.The name of the corporation is:          Comcast Corporation


_____________________________________________________________________________

2.(Check and complete one of the following):

_______ The resolution amending the Articles under 15 Pa.C.S. Section 1522(b) (relating to divisions and determinations by the board), set forth in full is as follows:

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________



     X
   ---- The resolution amending the Articles under 15 Pa.C.S. Section 1522(b) is set forth in full in Exhibit A attached hereto and made a part hereof.

3.The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S Section 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles is 6,370 shares of 5% Series A Convertible Preferred Stock.

4.The resolution was adopted by the Board of Directors or an authorized
committee thereof on:     June 19, 1996

5.(Check, and if appropriate complete, one of the following):

    X
  ---- The resolution shall be effective upon the filing of this statement with respect to shares in the Department of State.

  ____  The resolution shall be effective on:_____________  or _____________
                                                 Date                Hour


IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this
      _____________________________ day of ____________________, 1996.




                                              Comcast Corporation
                                            ______________________
                                             (Name of Corporation)


                                            BY:___________________
                                                  (Signature)


                                            TITLE:________________


                                 EXHIBIT A
                    STATEMENT OF DESIGNATIONS, PREFERENCES
             AND RIGHTS OF 5% SERIES A CONVERTIBLE PREFERRED STOCK

                                      of


                              COMCAST CORPORATION

             Pursuant to Section 1522 of the Pennsylvania Business
                                Corporation Law


               We, the undersigned, Stanley Wang, Senior Vice President, and Arthur R. Block, Assistant Secretary, of Comcast Corporation, a Pennsylvania corporation (hereinafter called the "Corporation"), pursuant to the provisions of Section 1522 of the Pennsylvania Business Corporation Law of 1988, as amended, do hereby make this Statement of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Restated Articles of Incorporation, the Board of Directors duly adopted the following resolution on June 19, 1996:

               RESOLVED, that, pursuant to Article 5 of the Restated Articles of Incorporation of the Corporation (the "Restated Articles of Incorporation") (which authorizes 20 million shares of preferred stock, without par value ("Preferred Stock"), of which no shares are currently issued and outstanding), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

               RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

               (1) Number and Designation. Six thousand three hundred seventy (6,370) shares of the Preferred Stock of the Corporation shall be designated as 5% Series A Convertible Preferred Stock (the "Series A Preferred Stock").

               (2) Definitions. For purposes of the Series A Preferred Stock, the following terms shall have the meanings indicated:


               "Board of Directors" shall mean the board of directors of the Corporation or the Executive Committee, if any, of such board of directors or any other committee duly authorized by such board of directors to perform any of its responsibilities with respect to the Series A Preferred Stock.

               "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

               "Class A Common Stock" shall mean the Corporation's Class A Common Stock, $1.00 par value.

               "Class B Common Stock" shall mean the Corporation's Class B Common Stock, $1.00 par value.

               "Common Stock" shall mean the Special Common Stock, the Class A Common Stock and the Class B Common Stock and any other class of common stock authorized by the Corporation.

               "Constituent Person" shall have the meaning set forth in paragraph (8)(e) hereof.

               "Conversion Ratio" shall have the meaning set forth in paragraph (8)(a) hereof.

               "Current Market Price" of publicly traded shares of Special Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean (i) if the security is then listed or admitted to trading on a national securities exchange in the United States, the last reported sale price, regular way, for the security as reported in the consolidated transaction or other reporting system for securities listed or traded on such exchange, or (ii) if the security is quoted on the Nasdaq National Market, the last reported sale price, regular way, for the security as reported on such list, or (iii) if the security is not so admitted for trading on any national securities exchange or the Nasdaq National Market, the average of the last reported closing bid and asked prices reported by the National Association of Securities Dealers, Inc., Automated Quotations System as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Company for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it considers appropriate.

               "Determination Date" shall have the meaning set forth in paragraph 8(d) hereof.

               "Dividend Payment Date" shall mean the first calendar day of January, April, July and October in each year, commencing on October 1, 1996; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

               "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include September 30, 1996).

               "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Special Common Stock for the 20 Trading Days selected by the Corporation within the 30 consecutive Trading Days immediately prior to the date for which such value is to be computed.

               "Issue Date" shall mean the first date on which shares of Series A Preferred Stock are issued.

               "Junior Securities" shall have the meaning set forth in paragraph (3) hereof.

               "Nasdaq" means the National Association of Securities Dealers, Inc. Automated Quotations System.

               "non-electing share" shall have the meaning set forth in paragraph (8)(e) hereof.

               "NYSE" means the New York Stock Exchange.

               "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

               "Parity Securities" shall have the meaning set forth in paragraph (3) hereof.

               "Person" shall mean any individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

               "Preferred Stock" shall have the meaning set forth in the first resolution above.

               "Securities" shall have the meaning set forth in paragraph
         (8)(d) hereof.

               "Senior Securities" shall have the meaning set forth in paragraph (3) hereof.

               "Series A Preferred Stock" shall have the meaning set forth in paragraph (1) hereof.

               "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

               "Special Common Stock" shall mean the Corporation's Class A Special Common Stock, $1.00 par value.

               "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

               "Transaction" shall have the meaning set forth in paragraph
         (8)(e) hereof.

               (3) Rank. Any class or series of stock of the Corporation shall be deemed to rank:

               (A) prior to the Series A Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in preference or priority to the holders of Series A Preferred Stock ("Senior Securities");

               (B) on a parity with the Series A Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of the Series A Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Securities"); and

               (C) junior to the Series A Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the Series A Preferred Stock shall be entitled to receipt of dividends, or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The Series A Preferred Stock shall be subject to the creation of Senior Securities, Junior Securities and Parity Securities.

               (4)  Dividends.  (a) The holders of shares of Series A
Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the annual rate of $250.00 per share. Such dividends shall be payable in arrears quarterly on each Dividend Payment Date. The Board of Directors shall declare and pay such dividends for each Dividend Period so long as there are funds legally available for the payment thereof and for the payment of any dividends required to be paid on any Parity Securities through the relevant Dividend Payment Date. Dividends on the Series A Preferred Stock shall be cumulative from the Issue Date whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date for such dividend. Upon the declaration of any such dividend, the Board of Directors shall fix as such record date the tenth Business Day preceding the relevant Dividend Payment Date. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than 45 days nor less than five Business Days preceding the payment date thereof, as may be fixed by the Board of Directors; provided that such accrued and unpaid dividends for any past Dividend Periods shall be declared and paid as soon as there are funds legally available for the payment thereof and for the payment of any accrued and unpaid dividends on any Parity Securities.

               (b) The amount of dividends payable for each full Dividend Period for the Series A Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter than a full Dividend Period, on the Series A Preferred Stock shall be computed on the basis of the actual number of days in such period. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

               (c) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Parity Securities. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series A Preferred Stock and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Stock and accumulated and unpaid on such Parity Securities.

               (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than (i) any rights issued pursuant to a shareholder rights plan and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series A Preferred Stock and any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to such Parity Securities.

               (5) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series A Preferred Stock shall be entitled to receive $5,000.00 per share of Series A Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (5), (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

               (b) Subject to the rights of the holders of any Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this paragraph (5), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock shall not be entitled to share therein.

               (6) Redemption. (a) The Series A Preferred Stock shall not be redeemable by the Corporation prior to the third anniversary of the Issue Date. On and after the third anniversary of the Issue Date, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of Series A Preferred Stock, in whole or from time to time in part, at a redemption price of $5,000.00 per share in cash, together with accrued and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest, if, for any 20 Trading Days selected by the Corporation within any period of 30 consecutive Trading Days, the average of the Current Market Prices of a share of Special Common Stock exceeds 130% of a fraction, the numerator of which shall be $5,000.00 and the denominator of which shall be the average Conversion Ratio (as defined below) in effect for such 20 Trading Days; provided, however, that any such redemption may only be exercised by the Corporation upon provision of notice to holders in accordance with paragraph 7 within 15 days following the last day of any such 30-day period.

               (b) Unless the provisions of paragraph (6)(a) apply, on and after the fifth anniversary of the Issue Date, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of Series A Preferred Stock, in whole or from time to time in part, at the following redemption prices per share, if redeemed during the 12-month period beginning July __ in the year indicated if, for any 20 Trading Days selected by the Corporation within any period of 30 consecutive Trading Days, the average of the Current Market Prices of a share of Special Common Stock exceeds an amount equal to $5,000.00 divided by the average Conversion Ratio in effect for such 20 Trading Days:


            Year                  Redemption Price Per
- -----------------------------
                                  Share/(Percentage of
                                     the Liquidation
                                  Preference per Share)
                                 -----------------------
            2001                     $5,250.00/105%
            2002                     $5,200.00/104%
            2003                     $5,150.00/103%
            2004                     $5,100.00/102%
            2005                     $5,050.00/101%


in each case together with accrued and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest; provided, however, that any such redemption may only be exercised by the Corporation upon provision of notice to holders in accordance with paragraph 7 within 15 days following the last day of any such 30-day period.

               (c) On and after the tenth anniversary of the Issue Date, regardless of the then-Current Market Price of a share of Special Common Stock, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of Series A Preferred Stock, in whole or from time to time in part, at a redemption price per share of $5,000.00, together with accrued and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest.

               (d) Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed (excluding, until the Corporation elects to retire them, shares which are held as treasury shares), shall (upon compliance with any applicable provisions of the laws of the Commonwealth of Pennsylvania) have the status of authorized and unissued shares of Preferred Stock, undesignated as to series, and may be redesignated and reissued as part of any series of the Preferred Stock.

               (e) Upon any redemption of Series A Preferred Stock, the Corporation shall pay the redemption price and any accrued and unpaid dividends in arrears to, but excluding, the applicable redemption date. Except as provided in this paragraph 6, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series A Preferred Stock called for redemption.

               (f) Unless full cumulative cash dividends (whether or not declared) on all outstanding shares of Series A Preferred Stock and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date, none of the shares of Series A Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of Series A Preferred Stock are redeemed pro rata.

               (7) Procedure for Redemption. (a) If the Corporation shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by certified mail, return receipt requested, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date, except as otherwise provided herein.

               (b) If notice has been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption and dividends accrued and unpaid thereon, if any), (i) except as otherwise provided herein, dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of the Series A Preferred Stock shall cease (except the right to receive from the Corporation the redemption price without interest thereon, upon surrender and endorsement of their certificates if so required, and to receive any dividends payable thereon).

               (c) Upon surrender in accordance with notice given pursuant to this paragraph (7) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid, plus any dividends payable thereon. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share). In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

               (8) Conversion. (a) Subject to and upon compliance with the provisions of this paragraph (8), a holder of shares of Series A Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares of Series A Preferred Stock held by such holder, but not fractions of shares, into fully paid and non-assessable shares of Special Common Stock by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph
(8)(b) hereof. The number of shares of Special Common Stock deliverable upon conversion of a share of Series A Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio." The Conversion Ratio as of the Issue Date is 209.1175, subject to adjustment from time to time pursuant to paragraph (8)(d) hereof. The right to convert shares called for redemption pursuant to paragraph (7) shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

               (b)(i) In order to exercise the conversion privilege, the holder of each share of Series A Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation to the holders of the Series A Preferred Stock for such purposes, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Such notice shall also state the name or names (with address and social security or other taxpayer identification number) in which the certificate or certificates for Special Common Stock are to be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates representing shares of Series A Preferred Stock surrendered for conversion shall be canceled by the Corporation or the transfer agent.

               (ii) Holders of shares of Series A Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, shares of Series A Preferred Stock surrendered for conversion during the period from the close of business on any dividend payment record date to the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of a notice of redemption with respect to a redemption date during such period, which need not be accompanied by payment of such amount) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Series A Preferred
         Stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Special Common Stock on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Series A Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Special Common Stock issued upon such conversion.

               (iii) As promptly as practicable after the surrender by a holder of the certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates for the whole number of duly authorized, validly issued, fully paid and non-assessable shares of Special Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (8), and any fractional interest in respect of a share of Special Common Stock arising on such conversion shall be settled as provided in paragraph (8)(c). Upon conversion of only a portion of the shares of Series A Preferred Stock represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the holder thereof. Upon the surrender of certificates representing shares of Series A Preferred Stock to be converted, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Special Common Stock and other amounts payable pursuant to this paragraph (8).

             (iv) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice (and, if applicable, payment of an amount equal to the dividend payable on such shares, as provided in paragraph 8(b)(ii)) received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Special Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Special Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Special Common Stock equal to the product of the number of shares of Series A Preferred Stock surrendered times the Conversion Ratio in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Ratio in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

               (c) No fractional shares or scrip representing fractions of shares of Special Common Stock shall be issued upon conversion of the Series A Preferred Stock. Instead of any fractional interest in a share of Special Common Stock that would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Special Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Special Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock surrendered for conversion by such holder.

               (d) The Conversion Ratio shall be adjusted from time to time as follows:

               (i) If the Corporation shall after the Issue Date (A) declare a dividend or make a distribution on its Special Common Stock in shares of its capital stock, (B) subdivide its outstanding Special Common Stock into a greater number of shares, (C) combine its outstanding Special Common Stock into a smaller number of shares or
         (D) issue any shares of capital stock by reclassification of its Special Common Stock, the Conversion Ratio in effect on the record date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Special Common Stock or other capital stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph
         (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (8)(h)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification. Adjustments in accordance with this paragraph (8)(d)(i) shall be made whenever any event listed above shall occur.

               (ii) If the Corporation shall after the Issue Date fix a record date for the issuance of rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to all holders of Special Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Special Common Stock (or securities convertible into Special Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible into Special Common Stock, having an effective exercise price per share of Special Common Stock, computed on the basis of the maximum number of shares of Special Common Stock issuable upon conversion of such convertible securities, plus the amount of additional consideration payable, if any, to receive one share of Special Common Stock upon conversion of such securities) less than the Fair Market Value per share of Special Common Stock on the date on which such issuance was declared or otherwise announced by the Corporation (the "Determination Date"), then the Conversion Ratio in effect at the opening of business on the Business Day next following such record date shall be adjusted so that the holder of each share of Series A Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Special Common Stock determined by multiplying (I) the Conversion Ratio in effect immediately prior to such record date by
         (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Special Common Stock outstanding on the Determination Date and (B) the number of additional shares of Special Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible into Special Common Stock, the aggregate number of additional shares of Special Common Stock into which the convertible securities so offered are initially convertible), and the denominator of which shall be the sum of (A) the number of shares of Special Common Stock outstanding on the close of business on the Determination Date and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Special Common Stock would purchase at such Fair Market Value on such date (or, in the case of a right or warrant to purchase securities convertible into Special Common Stock, the number of shares of Special Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Special Common Stock issuable upon conversion of such convertible securities, plus the aggregate amount of additional consideration payable, if any, to convert such securities into Special Common Stock, by such Fair Market Value). Such adjustment shall become effective immediately after the opening of business on the Business Day next following such record date (except as provided in paragraph (8)(h)). Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Ratio shall be readjusted to the Conversion Ratio which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Special Common Stock to subscribe for or purchase shares of Special Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors. In case any rights or warrants referred to in this subparagraph (ii) shall expire unexercised after the same shall have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible into Special Common Stock once exercised, the conversion right of such securities shall expire), the Conversion Ratio shall be readjusted at the time of such expiration to the Conversion Ratio that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

               (iii) If the Corporation shall fix a record date for the making of a distribution to all holders of its Special Common Stock of evidences of its indebtedness or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in capital stock for which an adjustment is made pursuant to paragraph (8)(d)(i)) or rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Special Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Special Common Stock or securities convertible into shares of Special Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph
         (iii) called the "Securities"), then in each such case the Conversion Ratio shall be adjusted so that the holder of each share of Series A Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Special Common Stock determined by multiplying (I) the Conversion Ratio in effect immediately prior to the close of business on such record date by (II) a fraction, the numerator of which shall be the Fair Market Value per share of the Special Common Stock on such record date, and the denominator of which shall be the Fair Market Value per share of the Special Common Stock on such record date less the then-fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Special Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that after fixing a record date such distribution is not so made, the Conversion Ratio shall be readjusted to the Conversion Ratio which would then be in effect if such record date had not been fixed. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (8)(h)) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph
         (iii), the distribution of a Security, which is distributed not only to the holders of the Special Common Stock on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each share of Special Common Stock delivered to a Person converting a share of Series A Preferred Stock after such determination date, shall not require an adjustment of the Conversion Ratio pursuant to this subparagraph (iii); provided that on the date, if any, on which a Person converting a share of Series A Preferred Stock would no longer be entitled to receive such Security with a share of Special Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Ratio shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this subparagraph (iii) shall expire unexercised after the same shall have been distributed or issued by the Corporation, the Conversion Ratio shall be readjusted at the time of such expiration to the Conversion Ratio that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

               (iv) No adjustment in the Conversion Ratio shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such ratio; provided, however, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this paragraph (8) (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United Sates income tax purposes to the holders of shares of Series A Preferred Stock or Special Common Stock. Notwithstanding any other provisions of this paragraph (8), the Corporation shall not be required to make any adjustment of the Conversion Ratio for the issuance of any shares of Special Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Special Common Stock under such plan. All calculations under this paragraph (8) shall be made to the nearest cent or to the nearest 1/1,000 of a share, as the case may be. Anything in this paragraph (8)(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Ratio, in addition to those required by this paragraph (8)(d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

               (v) In the event that, at any time as a result of shares of any other class of capital stock becoming issuable in exchange or substitution for or in lieu of shares of Special Common Stock or as a result of an adjustment made pursuant to the provisions of this paragraph (8)(d), the holder of Series A Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Special Common Stock, the number of such other shares so receivable upon conversion of any shares of Series A Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

               (e) If the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Special Common Stock and excluding any transaction as to which paragraph
(8)(d)(i) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Special Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), there shall be no adjustment to the Conversion Ratio but each share of Series A Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Special Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Special Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Special Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (8)(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this paragraph
(8)(e) shall similarly apply to successive Transactions.

               (f)  If:

               (i) the Corporation shall declare a dividend (or any other distribution) on the Special Common Stock (other than distributions in cash referred to in paragraph (8)(d)(iii) and other than any rights issued pursuant to a shareholder rights plan); or

               (ii) the Corporation shall authorize the granting to the holders of the Special Common Stock of rights or warrants (other than any rights issued pursuant to a shareholder rights plan) to subscribe for or purchase any shares of any class or any other rights or warrants (other than any rights issued pursuant to a shareholder rights plan); or

               (iii) there shall be any subdivision, combination or reclassification of the Special Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

               (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be filed with any transfer agent designated by the Corporation pursuant to paragraph (8)(b) and shall cause to be mailed to the holders of shares of the Series A Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least ten days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend (or such other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Special Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up or other action is expected to become effective, and the date as of which it is expected that holders of Special Common Stock of record shall be entitled to exchange their shares of Special Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up or other action, or the vote upon any of the foregoing.

               (g) Whenever the Conversion Ratio is adjusted as herein provided, the Corporation shall prepare an officer's certificate with respect to such adjustment of the Conversion Ratio setting forth the adjusted Conversion Ratio and the effective date of such adjustment and shall mail a copy of such officer's certificate to the holder of each share of Series A Preferred Stock at such holder's last address as shown on the stock records of the Corporation. If the Corporation shall have designated a transfer agent pursuant to paragraph (8)(b), it shall also promptly file with such transfer agent an officer's certificate setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment.

               (h) In any case in which paragraph (8)(d) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Special Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Special Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (8)(c).

               (i) For purposes of this paragraph (8), the number of shares of Special Common Stock at any time outstanding shall not include any shares of Special Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Special Common Stock held in the treasury of the Corporation.

               (j) There shall be no adjustment of the Conversion Ratio in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this paragraph (8). If any action or transaction would require adjustment of the Conversion Ratio pursuant to more than one subparagraph of this paragraph
(8), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

               (k) If the Corporation shall take any action affecting the Special Common Stock, other than action described in this paragraph (8), that in the opinion of the Board of Directors materially adversely affects the conversion rights of the holders of the shares of Series A Preferred Stock, the Conversion Ratio may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided that the provisions of this paragraph (8)(k) shall not affect any rights the holders of Series A Preferred Stock may have at law or in equity.

               (l) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Special Common Stock or its issued shares of Special Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series A Preferred Stock, the full number of shares of Special Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this paragraph (8)(l) the number of shares of Special Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

               (ii) The Corporation covenants that any shares of Special Common Stock issued upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment increasing the Conversion Ratio such that the effective conversion price, which initially shall be $23.91, would be reduced below the then-par value of the shares of Special Common Stock deliverable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Special Common Stock based upon such adjusted Conversion Ratio.

               (iii) The Corporation will use its commercially reasonable efforts to cause the shares of Special Common Stock required to be delivered upon conversion of the Series A Preferred Stock to be listed on each securities exchange on which the other outstanding Special Common Stock is then listed.

               (iv) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

               (m) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Special Common Stock or other securities or property on conversion of the Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Special Common Stock or other securities or property in a name other than that of the holder of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the satisfaction of the Corporation, that such tax has been paid.

               (9) Voting Rights. (a) The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except as otherwise provided by the Restated Articles of Incorporation or by law.

               (b) Without limiting the provisions of paragraph (9)(a), no vote or consent of the holders of the outstanding shares of Series A Preferred Stock shall be necessary to create, authorize or issue, or reclassify any authorized stock of the Corporation into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class or series of Senior Securities or Parity Securities.

               (c) For purposes of the foregoing provisions of this paragraph (9), each share of Series A Preferred Stock shall have one (1) vote per share, except that when any other series of Preferred Stock shall have the right to vote with the Series A Preferred Stock as a single class on any matter, then the Series A Preferred Stock and such other series shall have with respect to such matters one (1) vote per $50.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

               (10)  General Provisions.   The headings of the paragraphs,
subparagraphs, clauses and subclauses of this Statement of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.



               IN WITNESS WHEREOF, Comcast Corporation has caused this Statement of Designations to be signed and attested by the undersigned this __ day of July, 1996.



                                       COMCAST CORPORATION



                                       By____________________________
                                         Name:  Stanley Wang
                                         Title: Senior Vice President



ATTEST:


______________________
Name:  Arthur R. Block
Assistant Secretary